Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2019 Results

Full Year Revenues of $737.7 million, up 30% from the prior year

Full Year GAAP Net Income of $180.6 million, or 24% of total revenues, or $3.09 per diluted share

Full Year Adjusted EBITDA of $317.9 million, or 43% of total revenues

Fourth Quarter Revenues of $193.4 million, up 29% from the prior year period

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”, “we,” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and year ended December 31, 2019.

“2019 was another exceptional year for Paycom. We strengthened our position in the human capital management industry with new product innovations, unparalleled service and an unrelenting focus on adding value for our clients,” said Paycom’s founder and CEO, Chad Richison. “Our differentiated product strategy is driving rapid revenue growth, and high employee usage is driving higher annual revenue retention. Based on the strong momentum we are seeing, we believe we are well positioned to deliver an enviable combination of high revenue growth and high margins for years to come.”

Financial Highlights for the Fourth Quarter of 2019

Total Revenues of $193.4 million represented a 29% increase compared to total revenues of $150.3 million in the same period last year. Recurring revenues of $190.2 million increased 29% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $45.4 million, or $0.78 per diluted share, compared to GAAP net income of $31.4 million, or $0.54 per diluted share, in the same period last year.

Non-GAAP Net Income(1) was $50.5 million, or $0.86 per diluted share, compared to $35.4 million, or $0.61 per diluted share, in the same period last year.

Adjusted EBITDA(1) was $78.6 million, compared to $57.5 million in the same period last year.

Cash and Cash Equivalents were $133.7 million as of December 31, 2019, compared to $45.7 million as of December 31, 2018.

Total Debt, Net was $32.6 million as of December 31, 2019, compared to $34.4 million as of December 31, 2018.

Financial Highlights for the Full Year 2019

Total Revenues of $737.7 million represented a 30% increase compared to total revenues of $566.3 million last year. Recurring revenues of $724.4 million increased 30% from the prior year, and constituted 98% of total revenues.

GAAP Net Income was $180.6 million, or $3.09 per diluted share, compared to GAAP net income of $137.1 million, or $2.34 per diluted share, last year.

Non-GAAP Net Income(1) was $204.6 million, or $3.50 per diluted share, compared to $156.6 million, or $2.67 per diluted share last year.

Adjusted EBITDA(1) was $317.9 million, compared to $240.9 million last year.

(1)Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Business Highlights

•	Paycom increased its annual revenue retention rate to 93%, up from 92% in 2018 and 91% for each of the preceding six years.
•

Paycom introduced several differentiated new products including Direct Data ExchangeTM (an industry first), Ask HereTM and Manager on-the-GoTM, all of which focus on greater employee usage and efficiency.

•	Paycom earned Best Places to Work in the U.S. honors from Glassdoor for 2020, and the Wall Street Journal listed Paycom as one of the Best Managed Companies in the U.S.
•	Paycom was included in the S&P 500 index on January 28, 2020.

Financial Outlook

Paycom provides the following expected financial guidance for the year ending December 31, 2020 and the quarter ending March 31, 2020:

Year Ending December 31, 2020

Total Revenues in the range of $911 million to $913 million.

Adjusted EBITDA in the range of $384 million to $386 million.

Exhibit 99.1

Quarter Ending March 31, 2020(2)

Total Revenues in the range of $240 million to $242 million.

Adjusted EBITDA in the range of $113 million to $115 million.

(2)  Paycom receives approximately half of its weekly recurring revenue on Wednesday.   Because January 1, 2020 fell on a Wednesday, there are only twelve banking Wednesdays in the first quarter ending March 31, 2020 instead of the usual thirteen.  Additionally, in the third quarter ending September 30, 2020, there are fourteen banking Wednesdays instead of the usual thirteen.  As a result, Paycom expects recurring revenue and, consequently, adjusted EBITDA, to be impacted by approximately a half week of recurring revenue and adjusted EBITDA in the first quarter of 2020, while the third quarter of 2020 will gain approximately one additional half week of recurring revenue and adjusted EBITDA. In the year ending December 31, 2021, each quarter contains thirteen banking Wednesdays.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items.  Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense.  Accordingly, reconciliations of these adjusted EBITDA ranges to net income, the adjusted EBITDA margins to a comparable GAAP measure, the non-GAAP effective income tax rate to the GAAP effective income tax rate and the adjusted gross margin range to gross margin are not available at this time without unreasonable effort.

Exhibit 99.1

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses and adjusted total research and development costs. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap,  (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense,  (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion) and (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, February 5, 2020, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 362-4443 (domestic) or (412) 317-5229 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until February 12, 2020. The replay passcode is 10138137.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Exhibit 99.1

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; the timeline for construction of our new Texas operations facility; new job creation at our new Texas operations facility; our plans regarding our capital expenditures and investment activity as our business grows; our expected income tax rate for future periods; and our plans to purchase shares of our common stock through a stock repurchase plan.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Exhibit 99.1

Paycom Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)
(unaudited)
	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$133,667	$45,718
Accounts receivable	9,298	3,414
Prepaid expenses	13,561	7,658
Inventory	1,158	797
Income tax receivable	4,020	3,962
Deferred contract costs	46,618	35,286
Current assets before funds held for clients	208,322	96,835
Funds held for clients	1,662,778	967,787
Total current assets	1,871,100	1,064,622
Property and equipment, net	238,458	176,962
Goodwill	51,889	51,889
Long-term deferred contract costs	292,134	225,459
Other assets	33,336	2,994
Total assets	$2,486,917	$1,521,926
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,051	$6,288
Accrued commissions and bonuses	12,343	10,671
Accrued payroll and vacation	14,870	10,741
Deferred revenue	11,105	8,980
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	45,600	22,440
Current liabilities before client funds obligation	90,744	60,895
Client funds obligation	1,662,778	967,787
Total current liabilities	1,753,522	1,028,682
Deferred income tax liabilities, net	91,217	70,206
Long-term deferred revenue	65,139	55,671
Net long-term debt, less current portion	30,858	32,614
Other long-term liabilities	19,553	—
Total long-term liabilities	206,767	158,491
Total liabilities	1,960,289	1,187,173
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000 shares authorized, 61,350 and 60,747 shares issued at December 31, 2019 and 2018, respectively; 57,660 and 57,277 shares outstanding at December 31, 2019 and 2018, respectively)	613	607
Additional paid in capital	257,501	203,680
Retained earnings	576,166	395,590
Treasury stock, at cost (3,689 and 3,470 shares at December 31, 2019 and 2018, respectively)	(307,652)	(265,124)
Total stockholders' equity	526,628	334,753
Total liabilities and stockholders' equity	$2,486,917	$1,521,926

Exhibit 99.1

Paycom Software, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Recurring	$190,161	$147,931	$724,428	$557,255
Implementation and other	3,248	2,401	13,243	9,081
Total revenues	193,409	150,332	737,671	566,336
Cost of revenues
Operating expenses	23,183	19,828	89,336	76,231
Depreciation and amortization	5,615	4,274	20,411	14,532
Total cost of revenues	28,798	24,102	109,747	90,763
Administrative expenses
Sales and marketing	51,006	42,699	179,286	143,881
Research and development	18,211	12,740	73,080	46,247
General and administrative	29,148	22,905	127,534	96,605
Depreciation and amortization	5,952	4,473	21,800	15,125
Total administrative expenses	104,317	82,817	401,700	301,858
Total operating expenses	133,115	106,919	511,447	392,621
Operating income	60,294	43,413	226,224	173,715
Interest expense	(146)	(348)	(940)	(766)
Other income (expense), net	971	(366)	803	1,762
Income before income taxes	61,119	42,699	226,087	174,711
Provision for income taxes	15,739	11,285	45,511	37,646
Net income	$45,380	$31,414	$180,576	$137,065

Earnings per share, basic	$0.79	$0.55	$3.14	$2.37
Earnings per share, diluted	$0.78	$0.54	$3.09	$2.34
Weighted average shares outstanding:
Basic	57,659	57,491	57,561	57,711
Diluted	58,378	58,238	58,395	58,582

Exhibit 99.1

Paycom Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended December 31,
	2019	2018(1)
Cash flows from operating activities:
Net income	$180,576	$137,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,211	29,657
Accretion of discount on available-for-sale securities	(940)	(1,112)
Amortization of debt discount and debt issuance costs	35	32
Stock-based compensation expense	47,268	36,576
Cash paid for derivative settlement	(81)	(188)
(Gain)/loss on derivative	1,456	(479)
Deferred income taxes, net	21,011	21,077
Changes in operating assets and liabilities:
Accounts receivable	(5,884)	(1,838)
Prepaid expenses	(5,903)	(2,676)
Inventory	(403)	(306)
Other assets	(3,555)	(762)
Deferred contract costs	(76,204)	(60,730)
Accounts payable	(221)	1,079
Income taxes, net	(58)	3,085
Accrued commissions and bonuses	1,672	1,086
Accrued payroll and vacation	4,129	3,726
Deferred revenue	11,593	13,027
Accrued expenses and other current liabilities	7,561	6,498
Net cash provided by operating activities	224,263	184,817
Cash flows from investing activities:
Purchase of short-term investments from funds held for clients	(195,811)	(145,011)
Proceeds from maturities of short-term investments from funds held for clients	69,200	155,500
Purchases of property and equipment	(92,934)	(59,906)
Net cash used in investing activities	(219,545)	(49,417)
Cash flows from financing activities:
Repurchases of common stock	—	(105,188)
Withholding taxes paid related to net share settlements	(42,528)	(20,248)
Payments on long-term debt	(1,775)	(888)
Net change in client funds obligation	694,991	(121,414)
Payment of debt issuance costs	(16)	(58)
Net cash provided by (used in) financing activities	650,672	(247,796)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	655,390	(112,396)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	986,464	1,098,860
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,641,854	$986,464

(1)Amounts have been adjusted to reflect the adoption of Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force).”

Exhibit 99.1

Paycom Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2019	2018(1)
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$133,667	$45,718
Restricted cash included in funds held for clients	1,508,187	940,746
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,641,854	$986,464

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$891	$708
Cash paid for income taxes	$24,566	$13,511

Noncash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$7,451	$1,759
Stock-based compensation for capitalized software	$4,757	$3,722

(1)Amounts have been adjusted to reflect the adoption of Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force).”

Exhibit 99.1

Paycom Software, Inc.

Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income to adjusted EBITDA:
Net income	$45,380	$31,414	$180,576	$137,065
Interest expense	146	348	940	766
Provision for income taxes	15,739	11,285	45,511	37,646
Depreciation and amortization	11,567	8,747	42,211	29,657
EBITDA	72,832	51,794	269,238	205,134
Non-cash stock-based compensation expense	6,146	4,926	47,268	36,411
Change in fair value of interest rate swap	(388)	760	1,375	(667)
Adjusted EBITDA	$78,590	$57,480	$317,881	$240,878
Net income margin	23.5%	20.9%	24.5%	24.2%
Adjusted EBITDA margin	40.6%	38.2%	43.1%	42.5%

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income to non-GAAP net income:
Net income	$45,380	$31,414	$180,576	$137,065
Non-cash stock-based compensation expense	6,146	4,926	47,268	36,411
Change in fair value of interest rate swap	(388)	760	1,375	(667)
Income tax effect on non-GAAP adjustments	(673)	(1,685)	(24,647)	(16,197)
Non-GAAP net income	$50,465	$35,415	$204,572	$156,612

Weighted average shares outstanding:
Basic	57,659	57,491	57,561	57,711
Diluted	58,378	58,238	58,395	58,582

Earnings per share, basic	$0.79	$0.55	$3.14	$2.37
Earnings per share, diluted	$0.78	$0.54	$3.09	$2.34
Non-GAAP net income per share, basic	$0.88	$0.62	$3.55	$2.71
Non-GAAP net income per share, diluted	$0.86	$0.61	$3.50	$2.67

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.79	$0.55	$3.14	$2.37
Non-cash stock-based compensation expense	0.11	0.09	0.82	0.63
Change in fair value of interest rate swap	(0.01)	0.01	0.02	(0.01)
Income tax effect on non-GAAP adjustments	(0.01)	(0.03)	(0.43)	(0.28)
Non-GAAP net income per share, basic	$0.88	$0.62	$3.55	$2.71

Exhibit 99.1

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.78	$0.54	$3.09	$2.34
Non-cash stock-based compensation expense	0.11	0.08	0.81	0.62
Change in fair value of interest rate swap	(0.01)	0.01	0.02	(0.01)
Income tax effect on non-GAAP adjustments	(0.02)	(0.02)	(0.42)	(0.28)
Non-GAAP net income per share, diluted	$0.86	$0.61	$3.50	$2.67

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted gross profit:
Total revenues	$193,409	$150,332	$737,671	$566,336
Less: Total cost of revenues	(28,798)	(24,102)	(109,747)	(90,763)
Total gross profit	164,611	126,230	627,924	475,573
Plus: Non-cash stock-based compensation expense	421	450	4,376	4,041
Total adjusted gross profit	$165,032	$126,680	$632,300	$479,614
Gross margin	85.1%	84.0%	85.1%	84.0%
Adjusted gross margin	85.3%	84.3%	85.7%	84.7%

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted sales and marketing expenses:
Sales and marketing expenses	$51,006	$42,699	$179,286	$143,881
Less: Non-cash stock-based compensation expense	(2,502)	(2,178)	(7,955)	(7,510)
Adjusted sales and marketing expenses	$48,504	$40,521	$171,331	$136,371

Total revenues	$193,409	$150,332	$737,671	$566,336
Sales and marketing expenses as a % of revenues	26.4%	28.4%	24.3%	25.4%
Adjusted sales and marketing expenses as a % of revenues	25.1%	27.0%	23.2%	24.1%

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted total administrative expenses:
Total administrative expenses	$104,317	$82,817	$401,700	$301,858
Less: Non-cash stock-based compensation expense	(5,725)	(4,476)	(42,892)	(32,370)
Adjusted total administrative expenses	$98,592	$78,341	$358,808	$269,488

Total revenues	$193,409	$150,332	$737,671	$566,336
Total administrative expenses as a % of revenues	53.9%	55.1%	54.5%	53.3%
Adjusted total administrative expenses as a % of revenues	51.0%	52.1%	48.6%	47.6%

Exhibit 99.1

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted research and development expenses:
Research and development expenses	$18,211	$12,740	$73,080	$46,247
Less: Non-cash stock-based compensation expense	(291)	(251)	(5,428)	(3,013)
Adjusted research and development expenses	$17,920	$12,489	$67,652	$43,234

Total revenues	$193,409	$150,332	$737,671	$566,336
Research and development expenses as a % of revenues	9.4%	8.5%	9.9%	8.2%
Adjusted research and development expenses as a % of revenues	9.3%	8.3%	9.2%	7.6%

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Total research and development costs:
Capitalized research and development costs	$7,686	$5,594	$30,412	$22,013
Research and development expenses	18,211	12,740	73,080	46,247
Total research and development costs	$25,897	$18,334	$103,492	$68,260

Total revenues	$193,409	$150,332	$737,671	$566,336
Total research and development costs as a % of revenues	13.4%	12.2%	14.0%	12.1%

Adjusted total research and development costs:
Total research and development costs	$25,897	$18,334	$103,492	$68,260
Less: Capitalized non-cash stock-based compensation	(470)	(392)	(4,757)	(3,721)
Less: Non-cash stock-based compensation expense	(291)	(251)	(5,428)	(3,013)
Adjusted total research and development costs	$25,136	$17,691	$93,307	$61,526

Total revenues	$193,409	$150,332	$737,671	$566,336
Adjusted total research and development costs as a % of revenues	13.0%	11.8%	12.6%	10.9%

Exhibit 99.1

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Non-cash stock-based compensation expense:
Operating expenses	$421	$450	$4,376	$4,041
Sales and marketing	2,502	2,178	7,955	7,510
Research and development	291	251	5,428	3,013
General and administrative	2,932	2,047	29,509	21,847
Total non-cash stock-based compensation expense	$6,146	$4,926	$47,268	$36,411

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.